SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 23, 1997


                             MEDICAL DYNAMICS, INC.
              --------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                              84-0631765
          --------                                              ----------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                            Identification Number)


         99 Inverness Drive East
           Englewood, Colorado                          80112
           -------------------                          -----
(Address of principal executive offices)              (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                  former name or former address, if applicable



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Item 2: Acquisition or Disposition of Assets

     On October 23, 1997, effective as of October 1, 1997, Medical Dynamics, Inc. ("MEDY") acquired all of the outstanding capital stock of Computer Age Dentist, Inc. ("CADI"), a California corporation, which is based in Los Angeles, California and is engaged in the business of development and sales of dental practice management software and related electronic services.

     The acquisition was accomplished pursuant to a reverse triangular merger by which MEDY paid to the two former shareholders of CADI: 1,295,520 shares of its restricted common stock, promissory notes aggregating $300,000, and $254,697 in cash. In addition, MEDY assumed certain existing obligations of CADI to a former shareholder and satisfied such obligations by paying the former shareholder 304,480 shares of restricted MEDY common stock, $45,303 in cash, and a $100,000 promissory note. The promissory notes are due, in full, no later than October 23, 1998. MEDY used its working capital to pay the cash portion of the acquisition price. There was no prior relationship between MEDY and either CADI or its shareholders. As a result of the acquisition, the two former CADI shareholders, Daniel L. Richmond and Chae U. Kim, were named to the MEDY Board of Directors. MEDY's president and Chief Executive Officer, Van Horsley, became a director and vice president of CADI. MEDY agreed to use its best efforts to register for resale 240,000 shares of the stock issued in the transaction at some time during the first year following the completion of the transaction. MEDY has not yet commenced this registration.

     In acquiring CADI, MEDY also acquired cash, trade receivables, inventories, and personal property and equipment owned by CADI. CADI employs approximately 40 people, including its two principals, Daniel L. Richmond and Chae U. Kim. In the opinion of MEDY's management, the fundamental source of value obtained was CADI's software technology which includes source code, development costs, and the potential for future sales of the dental practice management software, as well as CADI's current technical support contracts with its customers. CADI has a base of more than 2,200 customer installations throughout the United States, serving in excess of 3,500 dental professionals.

     Daniel L. Richmond, one of the two principals of CADI and Chief Executive Officer of CADI since its inception in June 1987, holds a Bachelor of Science degree in mathematics and computer science from the University of California at Los Angeles. Chae U. Kim, the other principal of CADI, has been president of CADI since its inception in June 1987 and holds a Bachelor of Science degree in biology from the University of California at Los Angeles. Messrs. Richmond and Kim also continued as employees of CADI under five year employment contracts. As partial consideration for their continuing employment, they each accepted options to acquire a total of 600,000 shares of MEDY common stock. These options vest on the occurrence of certain revenue and profit goals. If not vested earlier, the options will all vest on March 31, 2004, and they expire unless exercised by September 30, 2004.


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Item 5.  Other Events.

     On October 31, 1997, MEDY sold a convertible debenture in the amount of $1,100,000 to Tail Wind Fund, Ltd. pursuant to Regulation D. The following provides the information required by Item 701 of Regulation S-B.

     (A) The title of the securities sold is: 8% convertible debenture, convertible into shares of MEDY common stock at the rate equal to the Market Price (as defined in the debenture) but not greater than $3.45 per share. Interest on the principal amount is payable quarterly, and the principal amount of the debenture is payable in full on October 31, 2000. MEDY is entitled to make payment of interest in shares of its common stock valued at the Market Price (as defined).

     (B) Rochon Capital Ltd., San Rafael, California, acted as placement agent for the transaction.

     (C) The total offering price was $1,100,000. A commission of 8.75% was paid to the placement agent, and legal fees and expenses of $17,500 were reimbursed to the placement agent and the purchaser.

     (D) The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder.

     (E) The debenture is convertible into shares of MEDY common stock as described in paragraph (A), above. In addition, MEDY issued a five-year warrant to the purchaser to acquire 84,615 shares of MEDY common stock, exercisable at 120% of Market Price (as defined) at the time of the Closing of the private placement, but not greater than $3.375. One-third of the principal amount of the debenture is convertible from and after January 29, 1998, an additional one-third from and after February 28, 1998; and the entire debenture from and after March 30, 1998.

     (F) MEDY undertook to file a registration on Form S-3 and (subject to certain conditions) obtain its effectiveness within 90 days of the completion of the transaction. The registration statement will allow resale of the MEDY shares only after conversion, if the investor actually elects to convert. If the registration statement is not effective as required under the Registration Rights Agreement, MEDY will be obligated to pay liquidated damages to the investor equal to 2% of the aggregate principal amount of the debenture for each month during which the Registration Statement is not effective.




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Item 7.  Financial Statements and Exhibits

     (A) Financial statements of Computer Age Dentist, Inc. (to be filed by amendment).

     (B) Pro forma financial statements of Medical Dynamics, Inc. (to be filed by amendment)

     (C)  Exhibits

          1. Agreement and Plan of Merger by and between Medical Dynamics, Inc., CADI Acquisition Corp., and Computer Age Dentist, Inc., dated as of October 1, 1997.

          2. Form of Registration Rights Agreement between Medical Dynamics, Inc., Daniel L. Richmond, Chae U. Kim and James DeVico, Jr.

          3. Purchase Agreement between Medical Dynamics, Inc and The Tail Wind Fund, Ltd.

          4.   Form of Convertible Debenture

          5. Registration Rights Agreement between Medical Dynamics, Inc. and The Tail Wind Fund, Ltd.

          6.   Common Stock Purchase Warrant issued to The Tail Wind Fund, Ltd.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MEDICAL DYNAMICS, INC.



November 6, 1997                          By: /s/  VAN A. HORSLEY
                                              ---------------------------------
                                              Van A. Horsley, President